Exhibit 99.1

NEWS BULLETIN
FROM:	RE:	ECC Capital Corporation 2040 Main Street, Ste. 800 Irvine, CA 92614 OTC: ECRO.PK

For Further Information:

AT THE COMPANY:

Roque A. Santi

President

(949) 955-8730

rsanti@ecccapital.com

FOR IMMEDIATE RELEASE

ECC Capital Corporation Announces Plans to File Form 15 and Deregister

IRVINE, Calif., July 25, 2007/PRNewswire-FirstCall/ — ECC Capital Corporation (OTC:ECRO.PK), a mortgage finance real estate investment trust (REIT) that invests in residential mortgage loans, today announced that it intends to file a Form 15 with the U.S. Securities and Exchange Commission to voluntarily deregister its common stock under the Securities Exchange Act of 1934 on or about July 30, 2007. ECC Capital is eligible to deregister because it has fewer than 300 holders of record of its common stock.

Upon filing the Form 15, ECC Capital’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. ECC Capital expects that deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. While no longer required by the SEC after deregistering, ECC Capital presently intends to provide quarterly and annual information regarding its performance to shareholders by posting information on its website (www.ecccapital.com) at least through the remainder of calendar year 2007. ECC Capital’s common stock is currently quoted on the Pink Sheets under the symbol “ECRO.PK”, however, after deregistering ECC Capital can provide no assurance that its common stock will continue to be quoted on the Pink Sheets.

ECC Capital is deregistering because it believes that the incremental cost of compliance with the Sarbanes-Oxley Act of 2002 and other public company reporting requirements does not provide a discernable benefit to ECC Capital and is not in the best interest of its shareholders. ECC Capital believes that the cost savings derived from deregistering will be financially meaningful. ECC Capital continues to explore other opportunities to maximize shareholder value.

About ECC Capital Corporation

ECC Capital, headquartered in Irvine, Calif., is a REIT that invests in residential mortgage loans. ECC Capital is currently structured to qualify as a REIT by managing a portfolio of nonconforming loans. As a REIT, ECC Capital is required to distribute dividends to its stockholders from net income generated from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release, including ECC Capital’s expectations regarding the deregistration of its common stock, the potential cost savings to be derived from the deregistration and ECC Capital’s ability to post financial information on its website, may be deemed forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (1) the impact of losses and delinquencies from ECC Capital’s residual interests in securitizations; (2) the tightening of credit standards; (3) the condition of the U.S. economy and financial system; (4) interest rates and the subsequent effect on the business; (5) ECC Capital’s ability to obtain quality loan servicing and default management services; (6) the stability of residential property values; (7) the potential effect of existing and new state or federal laws or regulations; (8) ECC Capital’s ability to implement successfully its business plan; (9) continued availability of credit facilities and access to the securitization markets or other sources of capital; (10) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules; (11) ECC Capital’s ability to retain qualified personnel; and (12) other factors and risks discussed in ECC Capital’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended. You should also be aware that, except as otherwise specified, all information in this news release is as of July 25, 2007. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.

For Further Information:

AT THE COMPANY:

Roque A. Santi

President and Chief Financial Officer

(949) 955-8730

rsanti@ecccapital.com